Filed by Remark Media, Inc. pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to
Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Banks.com, Inc.
Commission File No. 001-33074

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2012

Remark Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

Six Concourse Parkway, Suite 1500, Atlanta, GA 30328
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(770) 821-6670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the pending transaction between Remark Media, Inc. (the “Company”) and Banks.com, Inc.  (“Banks.com”), discussed in this Current Report on Form 8-K, the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of  Banks.com that also constitutes a prospectus of the Company.  Banks.com will mail the definitive proxy statement/prospectus to its shareholders. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PENDING TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by the Company and Banks.com with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when available) and the other documents filed by the Company and Banks.com with the SEC may also be obtained for free by accessing the Company’s website at www.remarkmedia.com and clicking on the “Investor Relations” link and then clicking on the link for “SEC Filings.”

PARTICIPANTS IN SOLICITATION
The Company and its respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the pending transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the pending transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the Company’s executive officers and directors in its definitive proxy statement filed with the SEC on December 14, 2011.

FORWARD LOOKING STATEMENTS
Except for historical matters contained herein, statements made in this document are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include statements about the anticipated benefits of the merger, including financial and operating results and benefits that may be realized from the merger, the Company’s and Banks.com’s plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. Such forward-looking statements are inherently uncertain. Accordingly, you should not place any undue reliance on any of the forward-looking statements in this document, which are subject to numerous risks and uncertainties, and you should consider all of such information in light of the various risks identified in this document and in the reports filed by the Company and Banks.com with the SEC, as well as the other information that the Company and Banks.com provide with respect to the pending merger.

Investors and others are cautioned that a variety of factors, including the following, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the proposed merger may not be consummated for a number of reasons, including as a result of the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, and the Company and Banks.com will incur significant fees and expenses regardless of whether the merger is consummated; (ii) the receipt of all required regulatory approvals and the satisfaction of the closing conditions to the proposed merger, including approval of the pending transaction by the shareholders of Banks.com, Banks.com’s Board of Directors having received the opinion of its financial advisor that the consideration to be paid in the merger is fair, from a financial point of view, to holders of Banks.com’s common stock; (iii) the Company’s ability to integrate the operations of Banks.com and realize the anticipated revenues and synergies in connection with the transaction, including the potential for unanticipated issues, expenses and liabilities associated with the merger and the risk that Banks.com fails to meet its expected financial and operating targets; (iv) the potential for diversion of management time and resources in seeking to complete the merger and integrate the operations of Banks.com; (v) the potential failure to retain key employees of Banks.com; and (vi) the potential for dilution to the Company’s stockholders as a result of the transaction. Banks.com and the Company are also subject to the risks and uncertainties described in their respective filings with the SEC, including the Company Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, and Banks.com’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011. The Company and Banks.com disclaim any obligation to update and revise statements contained in this document based on new information or otherwise.

Item 8.01 Other Events.

On March 6, 2012, the Company issued a press release announcing the completion of its previously announced financing of $4.25 million and that a conference call would be held at 11:00 am on March 8, 2012 to discuss recent developments and strategy for the 2012 calendar year. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On March 8, 2012, the Company held a conference call and posted the transcript of the call on its website at www.remarkmedia.com.  A copy of the transcript is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Remark Media, Inc. dated March 6, 2012

99.2	Transcript of a Remark Media, Inc. conference call held on March 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMARK MEDIA, INC.

Date: March 8, 2012	By: /s/ Bradley T. Zimmer
Bradley T. Zimmer
Chief Operating Officer and General Counsel